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                                                         EXHIBIT I.1

                     SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                             919 THIRD AVENUE
                          NEW YORK, NY 10022-9998
                         TELEPHONE (212) 758-9500
                         FACSIMILE (212) 758-9526
                                                               WASHINGTON OFFICE
                                                               3000 K STREET, NW
                                                            WASHINGTON, DC 20007

                                                  June 29, 1999

Prudential Municipal Bond Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

Ladies and Gentlemen:

      Prudential Municipal Bond Fund (the "Fund") proposes to issue and sell an indefinite number of shares of beneficial interest, par value $.01 per share (the "Shares"), in the manner and on the terms set forth in its Registration Statement on Form N-1A, as amended to date, filed with the Securities and Exchange Commission (File No. 33-10649) (the "Registration Statement").

      We have, as counsel, participated in various proceedings relating to the Fund and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Declaration of Trust and By-Laws, as currently in effect, a certificate dated June 28, 1999 issued by the Secretary of the Commonwealth of Massachusetts that the Fund is legally existing, and other documents relating to its organization and operation. We have also reviewed the above-mentioned Registration Statement, as amended to date, and the documents filed as exhibits thereto. We are generally familiar with the business affairs of the Fund.

      We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the state of New York and the federal securities laws of the United States. We note that we are not licensed to practice law in the Commonwealth of Massachusetts and to the extent any opinion expressed herein involves the laws of the Commonwealth of Massachusetts we have relied solely upon the opinion of Messrs. Sullivan & Worcester, LLP, dated June 29, 1999, filed as an Exhibit to the Registration Statement.

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Prudential Municipal Bond Fund
June 29, 1999
Page 2

      Based upon the foregoing and the qualifications expressed below, it is our opinion that:

      1. The Fund is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

      2. The Fund is authorized to issue an unlimited number of Shares.

      3. Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, upon the issuance of the Shares for a consideration not less than the par value thereof, and not less than the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued, fully paid and non-assessable. We note, however, that shareholders of the Fund may under certain circumstances be subject to assessment at the instance of creditors to pay the obligations of the Fund in the event that its assets are insufficient for the purpose.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                       Very truly yours,
                                       /s/ Swidler Berlin Shereff Friedman, LLP
                                       Swidler Berlin Shereff Friedman, LLP